Exhibit 10.3

Three Party Escrow Agreement

Among

Lawriter LLC,

Collexis Holdings, Inc.,

Lawriter, Inc.,

OSBA.COM LLC,

and Escrow Associates, LLC

Three Party Escrow Agreement

This Three Party Escrow Agreement (“Agreement”) among Escrow Associates, LLC (“Escrow Associates”), OSBA.COM LLC, an Ohio limited liability company (“Beneficiary”), Lawriter, LLC, an Ohio limited liability company (“Depositor” or “Lawriter”), Collexis Holdings, Inc., a Nevada corporation ("Collexis"), and Lawriter, Inc., a Nevada corporation and wholly owned subsidiary of Collexis ("Subsidiary" and together with Collexis, "Buyer"), is effective on this 1ST day of February 2008 (the “Effective Date”).

Recitals

WHEREAS, Buyer, Beneficiary, Depositor, the Ohio State Bar Association, an unincorporated Ohio association (the “Association”) and Denny L. Ramey, a resident of the State of Ohio (“Ramey”), et al., have entered into that certain LLC Interests Purchase Agreement, dated as of February 1, 2008 (the “Purchase Agreement”), pursuant to which Buyer has agreed to purchase from Members, and Members have agreed to sell to Buyer, all of the issued and outstanding limited liability company interests of Lawriter in return for cash and certain other consideration described in the Purchase Agreement;

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Buyer has agreed to deposit the Escrowed Materials with Escrow Associates;

WHEREAS, the execution and delivery of this Agreement is a condition to the parties' obligations under the Purchase Agreement; and

WHEREAS, Beneficiary, Buyer and Depositor hereby designate and appoint Escrow Associates as the escrow agent under this Agreement. Escrow Associates hereby accepts such designation and appointment and agrees to carry out the duties of escrow agent pursuant to the terms and provisions of this Agreement. Escrow Associates is not a party to, and is not bound by, any agreement that might be evidenced by, or might arise out of, any prior or contemporaneous dealings between Depositor, Buyer and Beneficiary other than as expressly set forth herein.

NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. Definitions. All capitalized terms used but not defined this Agreement shall have the meanings given to them in the Purchase Agreement.

2. Escrowed Materials

(a) Initial Deposit. Simultaneously with the execution of this Agreement, Depositor will deposit the Escrowed Materials with Escrow Associates in the manner set forth in clause (b) below. Depositor will likewise deliver to and deposit with Escrow Associates in the manner set forth in clause (b) below an updated copy of the Escrowed Materials weekly (and upon such deposit, such updated Escrow Materials shall be considered to be deemed to be "Escrowed Materials" for all purposes of this Agreement). Escrow Associates hereby acknowledges receipt of the Escrowed Materials and agrees to hold the Electronic Copy (as defined below) of Escrowed Materials in Safekeeping (as defined below) subject to the terms and conditions of this Agreement. Escrow Associates shall not release the Escrowed Materials except in accordance with the express terms and conditions of this Agreement, including, without limitation, the conditions of release and the release procedures set forth in Section 6 of this Agreement.

(b) The initial deposit of the Escrowed Materials shall be delivered to Escrow Associates (i) in an electronic storage format suitable for Safekeeping as provided herein, such as DVDs (the “Electronic Copy”), or (ii) via an electronic transfer, and such initial deposit shall be maintained by Escrow Associates for Safekeeping during the term of this Agreement. The updated Escrowed Materials shall be delivered to Escrow Associates via Electronic Copy or an electronic transfer on a weekly basis. If at any time during the term of this Agreement, Depositor notifies Escrow Associates that the updated Escrowed Materials delivered by Electronic Copy constitute a duplication of the entirety of any previously provided Escrowed Materials, Escrow Associates shall, at the request of Depositor, return the previously delivered Electronic Copy of the Escrowed Materials to Depositor; provided, however, that in no event shall Escrow Associates return to Depositor the initial deposit of Escrowed Materials except in accordance with the conditions of release and the release procedures set forth in Section 6 of this Agreement. Escrow Associates has no obligation with respect to the updates to the Escrowed Materials for delivery, functionality, completeness, performance or initial quality; provided, however, that Escrow Associates shall notify Beneficiary in writing if Escrow Associates does not receive any weekly delivery of the updated Escrowed Materials as required hereunder.

(c) For purposes of this Agreement, "Safekeeping” shall mean the deposit of the Escrowed Materials in a media vault facility which meets top industry standards. The Escrowed Materials deposited in such media vault facility shall be accessible only by Escrow Associates’ employees. Escrow Associates shall notify OSBA, by electronic mail, of its receipt and substitution of updated Escrowed Materials.

(d) Electronic Deposit - With respect to Depositor’s delivery of Escrowed Materials to Escrow Associates by an electronic means, whether through a service provided by Escrow Associates or other means, Escrow Associates shall not be liable for transmissions that fail in part or in whole, are lost, or are otherwise compromised during transmission. Furthermore, Escrow Associates shall not be liable for any subsequent services that may or may not be delivered as a result of a failed transfer. Escrow Associates shall not be liable to Buyer, Depositor or Beneficiary for any encrypted update, or any part thereof, that is transmitted over the Internet to Escrow Associates’ FTP Site but is not received in whole or in part, or for which no notification of receipt is given.

(e) Duplication of Escrowed Materials - Escrow Associates may duplicate the Escrowed Materials only as necessary to comply with the terms of this Agreement. Escrow Associates at its sole discretion may retain a third party for the purpose of duplicating the Escrowed Materials only as necessary to comply with the terms herein. All duplication expenses shall be borne by the party requesting duplication.

(f) Deposit Material Verification - Escrow Associates may be retained by separate agreement or by alternative means, to conduct a test of the Escrowed Materials to determine the completeness and accuracy of the Escrowed Materials; provided, however, that notwithstanding any other provision of this Agreement to the contrary, the party requesting any such test shall be solely responsible to Escrow Associates for any and all costs associated therewith. Escrow Associates shall not be liable for any actions taken on the part of any third party with regards to the Escrowed Materials.

(g) Security Interest - Depositor hereby grants to Beneficiary a security interest in the Escrowed Materials as security for the payment and performance by Buyer of Buyer's obligations to Beneficiary under the Purchase Agreement; provided, however, that the existence of and exercise by Beneficiary of any rights in such security interest shall be subject to the same terms and conditions as apply under this Agreement to the Escrowed Materials, including, without limitation, the Term of this Agreement as provided in Section 3 below, and the requirements of Section 6 hereof governing the notice and cure of any alleged default, the release and timing of any release of the Escrowed Materials and use thereof.

3. Term

(a) Term of Agreement - The term of this Agreement shall commence with the Effective Date and terminate as of the Termination Date (as defined below).

(b) Termination of Agreement - This Agreement may be terminated by the first to occur of the following events (the “Termination Date”):

i.	Written mutual consent of Buyer, Depositor and Beneficiary;
ii.	Each of Buyers' obligations to Beneficiary under Sections 2(b)(i)(A) and 2(b)(ii) of the Purchase Agreement has been satisfied in all material respects; or
iii.	All Escrowed Materials have been released in accordance with the terms hereof;

provided, however, that notwithstanding the foregoing, in the case of the Release Event described under Section 6(a)(ii) of this Agreement as it pertains to a Consortium Breach, Beneficiary’s rights under Section 6(a)(ii) shall terminate and thereafter become null and void upon and coincident with the expiration of the Consortium Default Period if the expiration of such period should occur prior to the first to occur of any one of the foregoing events. Upon termination and coincident with the Termination Date, Escrow Associates shall return as soon as reasonably practicable thereafter, but in no event later than ten (10) days, the Escrowed Materials to Depositor in accordance with Section 3(d), and neither Depositor nor Buyer shall have any further obligations hereunder.

(c) Termination for Non-Payment - In the event that full payment of any or all fees due to Escrow Associates under this Agreement have not been received by Escrow

Associates within thirty (30) days of the date payment is due, Escrow Associates will notify all parties hereto of the delinquent fees. If the delinquent fees are not received within thirty (30) days of the delinquency notification, Escrow Associates shall have the right to terminate this Agreement and destroy the Escrowed Materials.

(d) Return of Escrowed Materials - Upon termination of this Agreement for any reason other than in the event all Escrowed Materials have been released in accordance with the terms of Section 6 herein, Escrow Associates shall return the Escrowed Materials to Depositor via commercial courier to the address of Depositor shown in this Agreement, provided that all fees due Escrow Associates are paid in full. If two (2) attempts to return Escrowed Materials via commercial courier to Depositor fail or Depositor does not accept the Escrowed Materials, Escrow Associates shall destroy the Escrowed Materials.

4. Fees

(a) Payment - At the Closing, Buyer shall pay Escrow Associates the amount shown under Section I ("Three-Party Agreement") on Exhibit A attached hereto as escrow fees for the initial year, and thereafter shall pay the annual fees as set forth on Exhibit A (the “Base Fees”) for the services described thereunder (the “Base Services”). Upon request by any such party, the requesting party agrees to pay to Escrow Associates all additional fees as described in Exhibit A for any services (other than the Base Services) requested by it and rendered related to this Agreement as shown on Exhibit A. The fee for any service that is not expressly covered in Exhibit A shall be established by Escrow Associates upon request. All fees are due in advance of service. In the event that this Agreement shall terminate prior to the end of the then current term, Escrow Associates shall refund the Base Fees paid by Buyer for such term on a pro-rated basis, less an initialization fee of Five Hundred Dollars ($500.00). Escrow Associates may amend Exhibit A at any time upon sixty (60) days written notice to Beneficiary and Depositor. Payment of the Base Fees and reimbursement of expenses shall be a joint and several obligation of Buyer and Depositor.

(b) Currency - All fees are in U.S. dollars and payment must be rendered in U.S. dollars unless otherwise agreed to in advance by Escrow Associates.

5. Indemnification - With the exception of gross negligence, willful misconduct or intentional misrepresentation on behalf of Escrow Associates, Buyer, Depositor and Beneficiary shall, jointly and severally, indemnify and hold harmless Escrow Associates and each of its directors, officers, agents, employees, members and stockholders ("Escrow Associates Indemnitees") absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys' fees and costs, that may be asserted against any Escrow Associates Indemnitee in connection with this Agreement or the performance of Escrow Associates or any Escrow Associates Indemnitee hereunder.

6. Release of Escrowed Materials.

(a) Release/Conditions of Release - Escrow Associates shall release the Escrowed Materials to Beneficiary upon compliance with the procedures described in Sections 6(b) through 6(d) as applicable, following the occurrence of either of the following events (each individually and collectively, a “Release Event”):

(i)
Purchase Agreement Breach. Following both (A) written notice by Beneficiary to Depositor and Buyer of a material breach by Buyer of its obligations under the Purchase Agreement (a “Purchase Agreement Breach”) and (B) Buyer's failure to cure the same within thirty (30) days after written notice of such breach is given by Beneficiary to Depositor and Buyer (the “Cure Period”); or

(ii)
License Agreement Breach. Following both (A) written notice by Beneficiary to Lawriter and Buyer of a material breach on the part of Lawriter of its obligations under the License Agreement and failure to cure the same within the Cure Period;

provided, however, that any such Cure Period applicable to a Purchase Agreement Breach relating to a performance (as opposed to a payment) obligation shall toll during the pendency of any legal action filed for the purpose of determining the existence of any such asserted breach (the losing party to any such dispute shall have the obligation to pay the prevailing party’s costs and expenses incurred in connection with any such dispute); provided, further, that if it is determined by any such tribunal that the alleged breach did in fact occur, then Depositor or Buyer, as the case may be, shall have that portion of the Cure Period that remained immediately prior to the filing of such dispute to cure the same.

(b) Procedures Governing Release. The Escrowed Materials will be released to Beneficiary as provided in Section (c) below only in the event that the release procedures set forth in this Section 6 are otherwise followed and either:

i.  Depositor notifies Escrow Associates in writing to effect such release; or

ii.  After the notice and failure to cure any such default within the Cure Period (after taking into account the tolling of any such period, if applicable), Beneficiary submits an affidavit executed by a duly authorized officer thereof to Escrow Associates, (with a copy simultaneously delivered to Depositor and Buyer), stating the circumstances of the Release Event (the “Release Notice”), and Beneficiary includes specific instructions for the delivery of the Escrowed Materials.

(c) Depositor Request for Release - If the provisions of Section 6(b)(i) are met, Escrow Associates will release a single copy of the Escrowed Materials to Beneficiary within ten (10) business days thereafter, with one copy thereof (and all other copies, if any, including, without limitation the initial deposit of the Escrowed Materials), being released to Depositor.

(d) Beneficiary Request for Release - If the provisions of Section 6(b)(ii) are met, Escrow Associates will within two (2) business days forward a complete copy of the Release Notice to Depositor and Buyer. Escrow Associates will continue to hold the Escrowed Materials without release for a period of thirty (30) days after its receipt of the Release Notice, and on the first business day following such thirty (30) day period, Escrow Associates shall release a single copy of the Escrowed Materials to Beneficiary, with all other copies, if any, including, without limitation the initial deposit of the Escrowed Materials being released to Depositor, unless the Release Notice is withdrawn during such thirty (30) day period or Escrow Associates is enjoined from making any such release by an order of a court of competent jurisdiction.

(e) Use of Escrowed Materials Upon Release. Except as otherwise provided in this Section (e), upon any release by Escrow Associates to Beneficiary of the Escrowed Materials pursuant to the terms of this Agreement, Beneficiary shall have the right and license to use such Escrowed Materials for the purpose (the "Permitted Use") of making the Escrowed Materials available online to Members and In-State Entities (as defined in the License Agreement); provided, however, that the online availability of the Escrowed Materials is expressly conditioned upon each such Member or In-State Entity having first agreed in writing to such terms and conditions as are usual and customary for the use by end-users. The Permitted Use by Beneficiary, the Association or Ramey (the “Beneficiary Parties”) shall in no event constitute a breach of (i) Sections 6(e)(1)(i) or (ii) of the Purchase Agreement; (ii) Section 6(e)(iii) of the Purchase Agreement, provided, however, that such exception hereunder to Section 6(e)(iii) is limited to no more than three (3) of Depositor’s employees who were also employed by it as of the Closing Date; and (iii) Section 6(e)(1)(iv) of the Purchase Agreement, but only if and to the extent that any such inducement or solicitation otherwise covered thereby is directly related to the Permitted Use and for no other purpose whatsoever. Notwithstanding the forgoing, following the release of the Escrowed Materials to Beneficiary in the event of a Consortium Breach or Purchase Agreement Breach, Beneficiary shall have all right, title, and interest in and to the copy of Escrowed Materials released to Beneficiary, including the right and license to use, sell, or otherwise dispose of the Escrowed Materials or copies thereof in any manner it sees fit and no Beneficiary Party shall have any further obligation under Section 6(e)(1) of the Purchase Agreement; provided, however, that such exception hereunder to Section 6(e)(1)(iii) of the Purchase Agreement is limited to only those employees who were employees of Depositor as of the Closing Date.

(f) EM Information. Following the release of the Escrowed Materials to Beneficiary, the use by all or any one of the Beneficiary Parties of EM information in connection with the Permitted Use (in the case of a License Agreement Breach) or in any manner the Beneficiary Parties shall deem appropriate (in the case of a Consortium Breach or Purchase Agreement Breach) shall not constitute a breach of Section 6(d)(ii) of the Purchase Agreement; provided, however, that the Beneficiary Parties shall not use any EM Information for the purpose of trading in the securities of Buyer in violation of any applicable securities laws.

(g) Ramey. Notwithstanding anything in Section 6 to the contrary, Section 6(e) shall have applicability to Ramey if and only to the extent that following the release of the Escrowed Materials to Beneficiary, Ramey remains and continues to be an employee of the Association.

(h) Definitions. For purposes of this Agreement, (A) “Consortium Breach” shall mean the cancellation (excluding Beneficiary for this purpose) by more than twenty percent (20%) of the bar associations (excluding Beneficiary for this purpose) with which Lawriter has an existing license agreement on the Closing Date (a “Consortium License”) at any time during the Consortium Default Period (as defined below) for and after Lawriter’s failure to cure its material breach (following notice thereof) of its obligation under any such applicable Consortium License to provide to such Consortium Party the Service; (B) “Consortium Default Period” shall mean that period commencing with the first anniversary of the Closing Date and ending upon and coincident with the third anniversary thereof; and (C) “EM Information” shall mean sales, marketing, and customer information (including any and all information contained in any CRM database), contract information, supplier information, pricing information, “metatagging” information, financial and accounting information, information (general knowledge and experience) known to Shea and/or Ramey, relating to the Escrowed Materials; provided, however, that in no event shall the term “EM Information” include any nonpublic information or other intellectual property of any third party not Affiliated with Buyer.

7. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflicts of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia (the “Georgia Law”). Each of the parties consents to the exclusive jurisdiction of the Federal and State Courts sitting in the County of Fulton in the State of Georgia in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on venue or inconvenient forum, to the bringing of any such proceeding in such jurisdiction (the “Georgia Courts”).

Each party agrees (1) to make no filing whatsoever either with or before any court, arbitrator or other tribunal other than in a Georgia Court or for the application of any law other than Georgia Law (except in the case where Federal law might apply) with respect to any matter or dispute arising under or in connection with this Agreement; (2) not challenge the application of either Georgia Law or jurisdiction by or of the Georgia Courts (or both); and (3) in the event of any challenge by a court, arbitrator or other tribunal, sua sponte, to either the application of Georgia Law or jurisdiction by or of the Georgia Courts (or both), then in any such case each party shall cooperate in the filing of any and all pleadings and other documents as may be necessary to obtain or secure the application of Georgia Law or jurisdiction by or of the Georgia Court (or both).

Subject to the provisions of the following paragraph of this Section 7, should Beneficiary (or any successor, assignee or Affiliate thereof) make any filing in breach of this Section and thereafter fail to dismiss the same within ten (10) business days after written demand thereof by Collexis or Acquisition Sub, or fail to support the application of Georgia Law or jurisdiction by or of the Georgia Courts, the law of the State of South Carolina shall apply and jurisdiction for any and all disputes or other matters arising under this Agreement shall be moved to the State of South Carolina. Subject to the provisions of the following paragraph of this Section 7, should Collexis, Acquisition Sub or any successor, assignee or Affiliate thereof make any filing in breach of this Section and fail to dismiss the same within ten (10) business days after written demand thereof by Beneficiary or fail to support the application of Georgia Law or jurisdiction by or of the Georgia Courts, the law of the State of Ohio shall apply and jurisdiction for any and all disputes or other matters arising under this Agreement shall be moved to the State of Ohio. In the event of any such dispute, the court shall award attorneys’ fees and expenses, and all costs, to the prevailing party.

In the event that the Georgia Courts shall determine that the Georgia Courts are not the proper forum for disputes arising under this Agreement, Beneficiary may pursue jurisdiction over Collexis and Acquisition Sub in any court other than a court located in the State of Ohio, and Collexis and Acquisition Sub may pursue jurisdiction over Beneficiary in any court other than a court located in the State of South Carolina.

Depositor and Beneficiary jointly agree to reimburse Escrow Associates for any and all costs incurred by it as a result of any dispute arising under this Agreement, including reasonably and actually incurred attorney’s fees.

8. Confidentiality - Except as otherwise required to carry out its duties under this Agreement, Escrow Associates shall hold in strictest confidence and not permit any third party access to nor otherwise use, disclose, transfer or make available the Escrowed Materials except as otherwise provided herein, unless consented to in writing by Depositor.

9. Limitation of Liability - Under no circumstance shall Escrow Associates be liable for any special, incidental, or consequential damages (including lost profits) arising out of this Agreement even if Escrow Associates has been apprised of the possibility of such damages. In performing any of its duties hereunder, Escrow Associates shall not incur any liability to any party for any damages, losses, or expenses, except for willful misconduct or gross negligence on the part of Escrow Associates, and it shall not incur any liability with respect to any action taken or omitted in reliance upon any written notice, request, waiver, consent, receipt or other document which Escrow Associates in reasonably good faith believes to be genuine.

10. Notices. Except with respect to the weekly updates by Escrow Associates to Beneficiary and Depositor, which shall be delivered by electronic mail, all notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when received by the party for whom intended. Except with respect to the weekly updates by Escrow Associates to Beneficiary and Depositor, the sending party shall have the burden of proving receipt. For the avoidance of doubt, delivery of any such notice by a nationally recognized overnight carrier shall satisfy such burden of proving receipt. Notices, requests, demands, claims and other communications shall be addressed to the intended recipient as set forth below:

Depositor

If to Depositor, to:

Lawriter LLC
1201 Main Street, Suite 980
Columbia, SC 29201

With a copy, which shall not constitute notice, to:

Collexis Holdings, Inc. & Lawriter, Inc.
1201 Main Street, Suite 980
Columbia, SC 29201
Attn: President

McDaniel & Henry, LLP
PO Box 681235
Marietta, Georgia 30068-0021
Fax: (404) 393-5916
Attn: Frank McDaniel, Esq.

Beneficiary

If to Beneficiary, to:

OSBA.COM LLC
c/o Ohio State Bar Association
P.O. Box 16562
Columbus, Ohio 43216-6562

Escrow Associates, LLC

Attn: Contracts Administration
1303 Hightower Trail, Suite 220
Atlanta, GA 30350 USA
Telephone: 800-813-3523
Fax: 770-518-2452
Email: info@escrowassociates.com

Any party may change the address to which notices, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner set forth herein.

11. Miscellaneous

(a) Counterparts - This Agreement may be executed in any number of multiple counterparts, each of which is to be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

(b) Entire Agreement - This Agreement supersedes all prior and contemporaneous letters, correspondences, discussions and agreements among the parties with respect to all matters contained herein, and it constitutes the sole and entire agreement among them with respect thereto.

(c) Limitation of Effect - This Agreement pertains strictly to the escrow services provided for herein and does not modify, amend or affect any other contract or agreement of one or more of the parties.

(d) Modification - This Agreement shall not be altered or modified without the express written consent of all parties.

(e) Bankruptcy Code; Attorneys' Fees - This Agreement shall be considered an agreement supplementary (together with any modifi-cation, supplement, or replacement thereof agreed to by the parties) to the Purchase Agreement pursuant to Title 11 United States Bankruptcy Code Section 365(n). If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

(f) Survival of Terms - All obligations of the parties under the following sections of this Agreement shall survive its termination: Sections 3(d), 4 (Fees), 5 (Indemnification), 7 (Governing Law and Jurisdiction), 8 (Confidentiality), 9 (Limitation of Liability), 10 (Notices) and 11 (Miscellaneous) which shall survive the termination of this Agreement for any reason.

(g) Time of the Essence - Time is of the essence in this Agreement.

(h) Successors and Assigns - This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

(Signatures are on following page. Remainder of the page intentionally left blank.)

IN WITNESS WHEREOF, the parties have executed this Agreement by and through their duly authorized agents as of the Effective Date.

Depositor

Signature:  /s/ William D. Kirkland

Name: ___________________________________________

Title: ____________________________________________

Company: ________________________________________

Date: ____________________________________________

Contract Negotiated by: ______________________________

Negotiator Telephone: _______________________________

Collexis Holdings, Inc.

Signature:  /s/ William D. Kirkland

Name: ___________________________________________

Title: ____________________________________________

Company: ________________________________________

Date: ____________________________________________

Contract Negotiated by: ______________________________

Negotiator Telephone: _______________________________

Lawriter, Inc.

Signature:  /s/ William D. Kirkland

Name: ___________________________________________

Title: ____________________________________________

Company: ________________________________________

Date: ____________________________________________

Contract Negotiated by: ______________________________

Negotiator Telephone: _______________________________

Beneficiary

Signature:  /s/ Robert F. Ware

Name: ___________________________________________

Title: ____________________________________________

Company: ________________________________________

Date: ____________________________________________

Contract Negotiated by: ______________________________

Negotiator Telephone: _______________________________

Escrow Associates, LLC

Signature:  /s/ Chris Smith

Name: ___________________________________________

Title: ____________________________________________

Date: ____________________________________________